Exhibit 10.A

DONALDSON COMPANY, INC.
1980 MASTER STOCK COMPENSATION PLAN

I. GENERAL

Section 1.01 Purposes of the Plan.

          The purposes of the 1980 Master Stock Compensation Plan are to further the long-term growth earnings of Donaldson by offering stock options and performance awards as long-term incentives in addition to current compensation to those officers and key employees of Donaldson who will be largely responsible for such growth and to aid Donaldson in attracting and retaining persons of outstanding ability.

Section 1.02 Definitions.

          For all purposes of the Plan, the following terms shall have the meanings assigned to them, unless the context otherwise requires:

(a)	“Plan” means this 1980 Master Stock Compensation Plan.

(b)	“Donaldson” means Donaldson Company, Inc. and its subsidiaries.

(c)	“Common Stock” means the Common Stock of Donaldson, par value $5.00 per share.

(d)

“Market Value” of Common Stock as of any date means the closing sales price on such date on the New York Stock Exchange, or if there was no sale on that date, on the next preceeding date on which a sale occurred.

(e)	“Committee” means the subcommittee of the Human Resources Committee of the Board of Directors appointed to administer the Plan.

(f)

“Change in Control”. A “Change in Control” of Donaldson shall have occurred if (i) any “person”, as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than Donaldson, any trustee or other fiduciary holding securities under an employee benefit plan of Donaldson or any corporation owned, directly or indirectly, by the stockholders of Donaldson in substantially the same proportions as their ownership of stock of Donaldson), either is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Donaldson representing 25% or more of the combined voting power of Donaldson’s then outstanding securities or purchases shares of Common Stock pursuant to a tender offer or exchange offer other than an offer by Donaldson (“Offer”) for all, or any part of, the outstanding shares of

Common Stock, (ii) during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board of Directors of Donaldson (the “Board”), and any new director (other than a director designated by a person who has entered into an agreement with Donaldson to effect a transaction described in clause (i), (iii) or (iv) of this subparagraph) whose election by the Board or nomination for election by Donaldson’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof, (iii) the shareholders of Donaldson approve a merger or consolidation of Donaldson with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of Donaldson outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of Donaldson or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of Donaldson (or similar transaction) in which no “person” (as hereinabove defined) acquires more than 25% of the combined voting power of Donaldson’s then outstanding securities or (iv) the shareholders of Donaldson approve a plan of complete liquidation of Donaldson or an agreement for the sale or disposition by Donaldson of all or substantially all of Donaldson’s assets or any transaction having a similar effect (the date upon which an event described in clause (i), (ii), (iii) or (iv) of this paragraph 1 (d) occurs shall be referred to herein as an “Acceleration Date”).

Notwithstanding the foregoing, if an event first giving rise to a “potential change in control” involves a transaction proposed by the employee, and such proposed transaction results in a Change in Control hereunder (whether or not the transaction constituting such Change in Control is the same transaction the announcement of which first gave rise to a “potential change in control”), then such Change in Control shall be deemed to have not occurred with respect to the employee. For purposes of the Plan, a “potential change in control of Donaldson” shall be deemed to have occurred if (i) Donaldson enters into an agreement, the consummation of which would result in the occurrence of a Change in Control of Donaldson, (ii) any person (including Donaldson) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control of Donaldson, (iii) Donaldson receives any written communication from any third party or parties, acting as principal or as authorized representative of a disclosed principal, which is publicly disclosed and proposes (or indicates a desire to engage in discussions relating to the possibility of or with a view toward) a transaction the consummation of which would result in the occurrence of a Change in Control, (iv) any person, other than a trustee or other fiduciary holding securities under an employee benefit plan of Donaldson (or a company owned, directly or indirectly, by the stockholders of Donaldson in substantially the same proportions as their ownership of stock of Donaldson), who is or becomes the beneficial owner, directly or indirectly, of securities of Donaldson representing 9.5% or more of the combined voting power of Donaldson’s then outstanding securities, increases his beneficial ownership of such securities by 5% or more over the percentage so owned by such person on the date hereof, or (v) the Board adopts a resolution to the effect that, for purposes of this Plan a potential change in control of Donaldson has occurred.

Section 1.03 Shares Subject to the Plan.

          Subject to adjustments authorized by Section 1.05, an aggregate of 900,000 shares of Common Stock shall be subject to issuance under the Plan. The shares to be delivered under the Plan may be either authorized but unissued shares or shares held in the treasury of Donaldson.

          In the event any options granted under the Plan shall terminate or expire for any reason without having been exercised in full, the shares not purchased under such options shall again be available under the Plan.

          In the event restricted shares issued pursuant to a performance award shall be forfeited to Donaldson pursuant to the Plan, such shares shall again be available under the Plan.

Section 1.04 Administration of the Plan.

          The Plan shall be administered by the Committee, consisting of not less than three directors of Donaldson. No director shall be eligible to be a member of the Committee if he is, or was at any time within one year prior to appointment to the Committee, eligible to participate in the Plan.

          Subject to the provisions of the Plan, the Committee shall have full authority to:

(1)	Select the employees to participate in the Plan.

(2)	Determine the number of shares to be covered by options granted under the Plan and the terms of such options.

(3)	Determine the size and terms of performance awards, the performance periods and objectives, and range of achievement percentages.

(4)	Interpret, construe and implement the Plan.

          All determinations of the Committee shall be by a majority of its members. Decisions and determinations by the Committee shall be final.

Section 1.05 Adjustments Upon Changes in Capitalization.

          In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, combination of shares or other corporate structure change, then, if the Committee shall determine in its sole discretion that such change equitably requires an adjustment in the maximum number of shares of Common Stock which may be distributed under the Plan, the number of shares subject to outstanding options and the option price, the number of Common Stock then subject to restrictions, the performance objectives, or any other feature of the Plan, then such adjustments shall be made by the Committee. Any shares issued on account of outstanding restricted shares shall be subjected to the same restrictions as the shares originally issued under the Plan.

Section 1.06 Effective Date.

          The effective date of the Plan shall be the date upon which the Plan shall be approved by the shareholders of Donaldson.

Section 1.07 Termination of the Plan.

          Unless sooner terminated pursuant to the terms hereof no options may be granted under the Plan after November 1, 1998 and the last year which may be used to calculate a performance award shall be the fiscal year ending on July 31, 1998.

Section 1.08 Amendment of Plan.

          The Board of Directors of Donaldson may at any time terminate the Plan or from time to time amend or revise the terms of the Plan or any part thereof without further action of the shareholders; provided, however, that the Board of Directors may not, without shareholder approval, adopt an amendment which would:

(a)	Increase the total number of shares which may be issued under the Plan except in connection with an adjustment pursuant to Section 1.05;

(b)	Permit the granting of any option at a purchase price less than 100% of market value on date of grant or reduce the valuation to be assigned to shares issued pursuant to a performance award.

(c)	Change the class of employees eligible to receive options or performance awards under the Plan; or

(d)	Extend the term of the Plan or any option granted thereunder.

          No termination or amendment of the Plan may impair an outstanding option or performance award except pursuant to Section 1.05 or deprive any employee of shares acquired through the Plan.

Section 1.09 No Registration Requirements.

          Donaldson shall not be deemed by reason of issuance of any Common Stock under the Plan to have any obligation to register such shares under the Securities Act of 1933, as amended, or maintain in effect any registration of such shares. In addition, unless shares have been so registered, all options and performance awards granted under the Plan shall be on the condition that the acquisition of shares thereunder shall be for investment purposes only and the employees acquiring the shares must bear the economic risk of the investment for an indefinite period of time since the shares so acquired cannot be sold unless they are subsequently registered or an exemption from such registration is available.

Section 1.10 Employment.

          Nothing in the Plan and no grant of an option or performance award shall be deemed to grant any right of continued employment to a participating employee or to limit or waive any rights of Donaldson to terminate such employment at any time, with or without cause.

Section 1.11 Rights as Shareholders.

          A participating employee shall have no rights whatsoever as a shareholder of Donaldson with respect to any shares covered by an option or performance award until the date of issuance of a stock certificate pursuant to the terms of such option or performance award.

Section 1.12 Withholding of Tax.

          Each participant, as a condition precedent to the issuance of shares hereunder, shall make arrangements with Donaldson for payment or withholding of the amount of any tax required by any government authority to be withheld and paid by Donaldson to such government authority for the account of the participant.

Section 1.13 Reorganization.

          In the event of a reorganization, merger or consolidation of Donaldson with one or more corporations in which Donaldson is not the surviving corporation, the Committee or the Board of Directors shall take the appropriate action described in (a) or (b) or both:

(a)

Make appropriate provision for the equitable protection of outstanding options, performance awards and Restricted Performance Shares which are still subject to restrictions granted under the Plan by the substitution on an equitable basis of the securities of the corporation surviving the reorganization, merger or consolidation which will be issued with respect to Common Stock.

(b)	Provide that all outstanding options and performance awards shall be immediately exercisable in full and that all restrictions with respect to Restricted Performance Shares shall lapse.

Section 1.14 Change in Control.

     In the event of a Change in Control of Donaldson:

(a)	any outstanding options granted under the Plan not previously vested and exercisable shall become fully vested and exercisable and shall remain exercisable thereafter until they are either exercised or expire by their terms;

(b)	performance objectives applicable to Awards granted under the Plan shall be deemed to have been met; and

(c)	the restrictions applicable to any Restricted Performance Shares awarded under the Plan shall lapse and such shares shall become fully vested.

          Without limiting the foregoing, as soon as practicable following the occurrence of a Change in Control, with the prior consent of the participant, the Committee shall pay to such participant the value of his outstanding options, Awards and Restricted Performance Shares, in the form of cash or shares of Common Stock (as determined by the Committee), based upon the Market Value of Common Stock on the date on which the Change in Control occurs.

II. STOCK OPTIONS

Section 2.01 Grant of Stock Options.

          Any employee (including officers and employee directors) regularly employed on a salaried basis by Donaldson who shall be earning compensation in excess of $30,000 shall be eligible to receive options hereunder. No option may be granted to any employee who owns more than 5% of the Common Stock. Any employee who has been granted a performance award or option under this Plan or under any other stock option plan of Donaldson may be granted additional options hereunder.

          Options shall be evidenced by written stock option agreements consistent with the terms of the Plan which shall be executed by Donaldson and the employee. The agreements, in such form as the Committee shall from time to time approve, shall contain the following terms and conditions:

(a)

Time of Exercise. An employee may exercise an option at such time or times as determined by the Committee at the time of the grant; provided, however, that all rights to exercise an option shall expire not less than ten years after the date such option is granted.

(b)

Purchase Price. The purchase price per share of Common Stock deliverable upon the exercise of an option shall be determined by the Committee at the time of grant, but shall not be less than 100% of the Market Value of the shares on the date the option is granted.

          In addition, each employee shall agree to such other terms, provisions and conditions consistent with the Plan as may be determined by the Committee.

Section 2.02 Exercise of Options.

          To exercise an option in whole or in part, the employee shall give written notice to Donaldson’s Treasurer at the principal offices of Donaldson of the exercise of the option, stating the number of shares with respect to which the employee is so upon the exercise of the option shall be determined by the Committee at the time of grant, but may not be less than 100% of the fair market value of the stock on the date the option is granted.

(c)

Prior Options. Incentive stock options granted under the Plan shall not be exercisable while there is outstanding (within the meaning of the subsection (c) (7) of Section 422A of the Internal Revenue Code) any incentive stock option which was granted by Donaldson (or any parent or predecessor corporation thereof) to the employee before the granting of the option in question.

(d)	Such other terms, provisions and conditions consistent with the Plan and not in conflict with Section 422A of the Internal Revenue Code as may be determined by the Committee.

          In the case of an incentive stock option granted after December 31, 1980, the aggregate fair market value (determined as of the time the option is granted) of the stock for which any employee may be granted incentive stock options in any calendar year (under all such plans of Donaldson and any parent corporation) shall not exceed $100,000 plus any unused limit carryover to such year within the meaning of subsection (c)(4) of Section 422A of the Internal Revenue Code.

Section 2.06 Restoration (“Reload”) Options.

          The Committee may grant “reload” options pursuant to which, subject to the, terms and conditions established by the Committee and any applicable requirements of Rule 16b-3 or any other applicable law, the employee would be granted a new option when the payment of the exercise price of a previously granted option is made by the delivery or attestation to ownership of Common Stock owned by the employee, as described in Section 2.02 hereof, which new option (i) would be an option to purchase the number of shares provided as consideration for, or withheld to pay taxes upon, the exercise of the previously granted option and (ii) would have a per share exercise price equal to the Market Value as of the date of grant of the new option. “Reload” options may be granted with respect to options previously granted under the Plan or in connection with any option at the time of grant of such option.

III. PERFORMANCE AWARDS

Section 3.01 Grant of Performance Awards.

          The Committee will select as participants for performance awards under the Plan (the “Award”), from key executive full time salaried employees, a limited number of persons who are in a position to enhance the growth and profitability of Donaldson operations directly and significantly. No performance award may be granted to any employee who owns more than 5% of the Common Stock. Awards shall be granted in terms of dollars, to such participants in such amounts as the Committee shall determine in its sole discretion. At the time of granting an Award, the Committee shall select a performance period, which shall be one or more fiscal years of the Company, and shall select a performance objective for such period. The performance objective shall be exercising and accompanying such notice with full payment of the exercise price for such number of shares. Payment of the exercise price may be made in cash or, with the consent of the Committee, in whole or in part in Common Stock valued at the Market Value on the day preceding the date of exercise. Subject to rules established by the Committee, the amount of any tax required to be paid or withheld pursuant to Section 1.12 may be satisfied by Donaldson withholding shares of Common Stock issued on exercise having a Market Value on the day preceding the date of exercise equal to such taxes; provided, that the number of shares so withheld shall be rounded up to avoid the necessity of issuing fractional shares.

Section 2.03 Effect of Termination of Employment or Death on an Option.

          If the holder of an option shall cease to be employed by Donaldson for any reason other than death, he may, but only within the five years next succeeding such cessation of employment in the case of retirement or within the one year next succeeding such cessation of employment in any other case, exercise the option but only to the extent of the exercise rights which had accrued at the date of cessation of employment. In the event the holder of an option dies while employed by Donaldson or within an extended period following cessation of employment as provided in the preceding sentence, such option may be exercised within two years after the date of death, but only to the extent of the number of shares purchasable by such employee at the time such employee ceased to be an employee whether by death or otherwise, by such employee’s estate or by the person or persons who acquire the right to exercise such option by bequest, inheritance or otherwise by reason of such death. The foregoing provisions of this Section 2.03 are limited in the respect that no option shall be exercisable after the expiration of the stated term of the option.

Section 2.04 Non-Transferability of Options.

          Stock options are not transferable by an employee other than by will or the laws of descent and distribution. During the employee’s lifetime, stock options may be exercised only by such employee.

Section 2.05 Incentive Stock Options.

          At the discretion of the Committee, it is intended that options granted under the Plan may be incentive stock options in compliance with Section 422A of the Internal Revenue Code.

          Incentive stock options shall be evidenced by written agreements consistent with the terms of the Plan which shall be executed by Donaldson and by the employee. The agreements, in such form as the Committee shall from time to time approve, shall contain the following terms and conditions.

(a)

Time of Exercise. An employee may exercise the option at such time or times as determined by the Committee at the time of the grant; provided, however, that all rights to exercise the option shall expire 10 years after the date such option is granted.

(b)	Purchase Price. The purchase price per share of common stock deliverable expressed in terms of consolidated primary net earnings per share of Donaldson. When granting an Award, the Committee shall establish a range of percentage payments to be applied to the Award based on relative achievement of the performance objective over the performance period. The Award shall be subject to increase, or decrease through forfeiture, depending upon the percentage achievement of the performance objective over the performance period (the “Adjusted Award”). The Committee may confer and consult with Donaldson management in selecting performance objectives, but the Committee has the sole and final discretion in such selection. The Committee may select a performance period which commences prior to the date of the Award.

Section 3.02 Form and Timing of Payment of Performance Awards.

          Payments to the participants shall normally be one-half in cash and one-half in shares of Common Stock. However, the Committee may authorize payments in other combinations of cash and shares or all in cash or all in shares.

          The number of shares of Common Stock representing the stock portion of 100% achievement of the performance objective may be issued as Restricted Performance Shares at the time of the Award. For purposes of this Section 3.02, Restricted Performance Shares shall be valued at the Market Value on the date of the Award. No cash portion of an Award shall be paid until after the performance period and the determination of the Adjusted Award.

          Promptly after the audited financial statements for the last fiscal year of the performance period are available, the Committee shall determine the percentage achievement of the performance objective and any adjustments to be made to the amount of the Award. As soon as practicable thereafter, the cash portion of the Adjusted Award shall be determined and paid. The final number of shares of Common Stock included in the Adjusted Award shall be determined and the restrictions shall lapse on the Restricted Performance Shares covered by the Adjusted Award. Any Restricted Performance Shares issued in excess of the stock portion of the Adjusted Award shall be forfeited to the Company. Any additional shares of Common Stock required by the Adjusted Award shall be issued, valued at the Market Value on the last day of the performance period.

Section 3.03 Restricted Performance Shares.

          Restricted Performance Shares issued pursuant to the Performance Share Plan shall be subject to such restrictions as shall be determined by the Committee. The shares may not be sold, pledged, assigned or otherwise transferred until the restrictions imposed by the Committee shall have been lifted or shall have expired by their terms. Participants will be entitled to receive any cash dividends paid on and to vote Restricted Performance Shares registered in their names. The Committee may impose such other restrictions on any shares issued pursuant to the Plan as it may deem advisable; provided that no such restriction will retroactively affect shares already issued. All certificates evidencing Restricted Performance Shares shall bear an appropriate legend restricting transfer during the applicable restriction period and shall be held by Donaldson until such restrictions lapse.

Section 3.04 Determination of Consolidated Primary Net Earnings Per Share.

          Consolidated primary net earnings per share to be used in setting performance objectives and measuring achievement thereof shall be based on the consolidated primary net earnings per share of the Company and its consolidated subsidiaries as reported in the audited consolidated statement of earnings for the applicable fiscal year(s). However, for such purpose, the Committee may make adjustments in the consolidated primary net earnings per share to adjust for the effect of extraordinary items on earnings per share during a performance period.

Section 3.05 Effect of Termination of Employment on a Performance Award.

          In the event a participant voluntarily ceases to perform executive duties for Donaldson during the performance period, any right or entitlement to or in the Award, including Restricted Performance Shares which are still subject to restrictions, shall be forfeited upon such termination and returned to Donaldson. If a participant ceases to perform executive duties by reason of death, disability, retirement after age 65 or discharge otherwise than for cause, the Award shall be adjusted and settled on the basis of the number of full calendar months elapsed since the start of the performance period divided by the total number of months in the start of the performance period divided by the total number of months in the performance period times the performance percentage based upon a projection of the rate at which the performance objective has been met as of the date on which the participant ceases to perform such duties. Such rate shall be determined from Donaldson’s financial statements through the fiscal quarter immediately preceding or ending on the date of such cessation of duties.

          “Cause” is defined to mean gross negligence, willful misconduct, refusal to carry out an order of a superior or any disloyal action inimical to Donaldson.

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